Fourth Quarter and Full Year 2019 Results January 16, 2020 Exhibit 99.2

Forward-Looking Statement Certain statements contained in this presentation are forward-looking in nature. These include all statements about People's United Financial, Inc. (“People’s United”) plans, objectives, expectations and other statements that are not historical facts, and usually use words such as "expect," "anticipate," "believe," "should" and similar expressions. Such statements represent management's current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People's United’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation. People's United does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

1 Net interest income on a fully taxable equivalent basis was $1.4 billion, an increase of $179 million or 14%. Full Year 2019 Overview Net income of $520.4 million, or $1.27 per Common Share Operating Earnings of $1.39 per Common Share Completed the acquisitions of United Financial, BSB Bancorp and VAR Technology Net interest income1 of $1.4 billion, an increase of $176 million or 14% Net interest margin of 3.14%, an increase of 2 basis points Average loans of $38.4 billion, an increase of $5.6 billion or 17% Period-end loans of $43.6 billion, an increase of $8.4 billion or 24% Runoff of the transactional portion of the New York multifamily portfolio lowered balances by $231 million Average deposits of $39.1 billion, an increase of $5.5 billion or 16% Period-end deposits of $43.6 billion, an increase of $7.4 billion or 21% Non-interest income of $431 million, an increase of $65 million or 18% Operating non-interest income of $424 million, an increase of $47 million or 13% Non-interest expense of $1.2 billion, an increase of $167 million or 17% Operating non-interest expense of $1.1 billion, an increase of $112 million or 11% Efficiency ratio of 55.8%, an improvement of 160 basis points Net loan charge-offs of 0.06%, a decrease of 1 basis point (Comparisons versus full year 2018, unless noted otherwise)

Full Year 2020 Goals1 Net Interest Income Net Interest Margin Non-Interest Expense (Operating) Credit Capital Growth range: 9% - 11% 3.00% - 3.10% Assumes no change in the fed funds rate Growth range: 2% - 4% $1.190 billion - $1.220 billion Maintain excellent credit quality Provision: $40 million - $50 million Maintain strong capital levels Common equity tier 1 capital ratio: 10.0% - 10.5% Growth range of 2% - 4% Excludes the runoff of select United Financial portfolios (Dec. 31, 2019 balance: $1.346 billion) Excludes transactional portion of the New York multifamily portfolio which is in runoff mode (Dec. 31, 2019 balance: $737 million) Effective Tax Rate 20% - 22% Growth range of 2% - 4% Non-Interest Income (Operating) 1Goals reflect a full year of BSB Bancorp and United Financial (acquisitions closed in April 2019 and November 2019, respectively) Loans (End of Period) Deposits (End of Period)

1 Net interest income on a fully taxable equivalent basis was $390 million, an increase of $34 million or 10%. Fourth Quarter 2019 Overview Net income of $137.5 million, or $0.31 per Common Share Operating Earnings of $0.37 per Common Share Completed the acquisition of United Financial on November 1st Net interest income1 of $383 million, an increase of $34 million or 10% Net interest margin of 3.14%, an increase of 2 basis points Average loans of $42.0 billion, an increase of $3.7 billion or 10% - (Ex. United Financial, an increase of $40 million or <1%) Period-end loans of $43.6 billion, an increase of $4.8 billion or 12% - (Ex. United Financial, a decrease of $29 million or <1%) Runoff of the transactional portion of the New York multifamily portfolio lowered balances by $55 million Planned reduction of residential mortgages lowered balances by $260 million Average deposits of $42.2 billion, an increase of $3.5 billion or 9% - (Ex. United Financial, a decrease of $97 million or <1%) Period-end deposits of $43.6 billion, an increase of $5.0 billion or 13% - (Ex. United Financial, a decrease of $287 million or 1%) Non-interest income of $124 million, an increase of $18 million or 17% Operating non-interest income of $117, an increase of $11 million or 10% Non-interest expense of $326 million, an increase of $44 million or 16% Operating non-interest expense of $287 million, an increase of $10 million or 4% Efficiency ratio of 53.7%, an improvement of 310 basis points Net loan charge-offs of 0.06%, no change (Comparisons versus third quarter 2019, unless noted otherwise)

Net Interest Income1 ($ in millions) $348.7 $382.7 1 Net interest income on a fully taxable equivalent basis for 3Q 2019 and 4Q 2019 was $356.0 million and $390.3 million, respectively. +$34.0 or 10% Linked-Quarter Change $23.2 $5.3 $2.7 $2.8

Net Interest Margin 3.12% 3.14% +2 bps Linked-Quarter Change 4 bps 2 bps (4 bps)

Loans: Average Balances $42,006 ($ in millions) $38,317 Linked-Quarter Change Linked-quarter change +$3.689 billion or 10% Ex. United Financial Acquisition: +$40 million or <1% $1,598 $746 $626 $575 $144

Deposits: Average Balances ($ in millions) $42,195 $38,657 Linked-Quarter Change Linked-quarter change +$3.538 billion or 9% Ex. United Financial Acquisition: ($97) million or (<1%) $1,716 $817 $805 $200

Non-Interest Income ($ in millions) $106.0 $124.2 $18.2 or 17% Linked-Quarter Change 1 Non-operating represents a 4Q 2019 gain, net of expenses, on the sale of eight branches in central Maine. $7.6 1 $3.3 $1.9 $1.1 $7.7 ($2.8) ($0.6)

Non-Interest Expense ($ in millions) $325.7 $281.4 Ex. Non-Operating Expenses: +$10.2 or 4% Linked-Quarter Change $34.1 1 1 Non-operating expenses include: - Merger-related costs in 3Q 2019 and 4Q 2019 of $5.0 million and $22.6 million, respectively. - Intangible asset write-off in 4Q 2019 of $16.5 million related to the liquidation of the Company’s public mutual funds. $7.0 $6.6 $4.0 $2.0 $1.8 ($0.3) ($10.9)

Efficiency Ratio Quarterly Trend

Asset Quality 1Non-performing assets (excluding acquired non-performing loans) as a percentage of originated loans plus all REO and repossessed assets; acquired non-performing loans excluded as risk of loss has been considered by virtue of (i) our estimate of acquisition-date fair value, (ii) the existence of an FDIC loss sharing agreement, and/or (iii) allowance for loan losses established subsequent to acquisition Notes: Source: SNL Financial Top 50 Banks represents the largest 50 banks by total assets in each respective quarter. 2Ex. acquired loan charge-offs, PBCT’s charge-off ratio was 0.05%, 0.05%, 0.02%, 0.04% & 0.07% in 4Q 2019, 3Q 2019, 2Q 2019, 1Q 2019 & 4Q 2018, respectively PBCT Peer Group (Median) Top 50 Banks (Median) PBCT Peer Group (Median) Top 50 Banks (Median) Non-Performing Assets / Loans & REO (%)1 Net Charge-offs / Average Loans2

Returns Return on Average Assets Return on Average Tangible Common Equity Returns calculated on an operating basis 14.4% 1.03% 14.6% 1.06% 14.4% 1.12% 15.5% 1.13% 15.2%

Capital Ratios Dec. 31, 2018 Mar. 31, 2019 Jun. 30, 2019 Sep. 30, 2019 Dec. 31, 2019 People’s United Financial, Inc. Tang. Com. Equity/Tang. Assets 7.6% 7.7% 7.7% 7.8% 8.0% Tier 1 Leverage 8.7% 8.8% 8.7% 8.7% 9.2%1 Common Equity Tier 1 10.3% 10.2% 10.1% 10.1% 10.2% Tier 1 Risk-Based 10.9% 10.8% 10.7% 10.7% 10.7% Total Risk-Based 12.5% 12.4% 12.0% 12.0% 12.0% People’s United Bank, N.A. Tier 1 Leverage 9.0% 9.0% 8.9% 8.8% 9.3%1 Common Equity Tier 1 11.4% 11.2% 11.0% 10.8% 10.8% Tier 1 Risk-Based 11.4% 11.2% 11.0% 10.8% 10.8% Total Risk-Based 13.2% 12.9% 12.4% 12.2% 12.1% 1 Adjusting for a full quarter of United assets, the pro forma Tier 1 Leverage Ratio at December 31, 2019 is 8.9%.

Appendix

Interest Rate Risk Profile 1Yield curve twist pivot point is 18 month point on yield curve. Short End defined as overnight to 18 months. Long End defined as terms greater than 18 months. Immediate Parallel Shock Est. Change in NII Yield Curve Twist1 Est. Change in NII Dec. 31, 2019 Sep. 30, 2019 Net Interest Income (NII) Sensitivity

Loans By State $24,390 $26,592 $29,745 $32,575 $28,411 ($ in millions, end of period balances) State Breakdown $35,241 $43,596

Deposits By State $22,557 $26,138 $29,861 $33,056 $28,417 ($ in millions, end of period balances) State Breakdown $36,159 $43,590

Asset Quality Originated Portfolio Coverage Detail as of December 31, 2019 Note – ALLLs: Commercial: $217 million, Retail: $29 million, Total: $246 million. ALLLs / Loans NPLs / Loans ALLLs / NPLs

Peer Group

	Firm	Ticker	City	State
1	Associated Banc-Corp	ASB	Green Bay	WI
2	BankUnited Inc.	BKU	Miami Lakes	FL
3	Citizens Financial Group, Inc.	CFG	Providence	RI
4	Comerica Inc.	CMA	Dallas	TX
5	First Horizon National Corp.	FHN	Memphis	TN
6	F.N.B. Corp.	FNB	Pittsburgh	PA
7	Huntington Bancshares, Inc.	HBAN	Columbus	OH
8	KeyCorp	KEY	Cleveland	OH
9	M&T Bank Corp.	MTB	Buffalo	NY
10	New York Community Bancorp	NYCB	Westbury	NY
11	Signature Bank	SBNY	New York	NY
12	Sterling Bancorp	STL	Montebello	NY
13	Valley National Bancorp	VLY	Wayne	NJ
14	Webster Financial Corp.	WBS	Waterbury	CT
15	Zions Bancorp.	ZION	Salt Lake City	UT

People's United Financial, Inc.
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For more information, investors may contact: Andrew S. Hersom (203) 338-4581 andrew.hersom@peoples.com